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                                                                    Exhibit 23.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (the "Registration Statement") of our report dated
March 8, 2000 relating to the consolidated financial statements of deCODE genetics, Inc., which appears in the Registration Statement on Form S-1/A (Registration No. 333-31984) of the Company (the "Prior Registration Statement") and which is incorporated by reference in this Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" included in the Prior Registration Statement.


PricewaterhouseCoopers ehf
Reykjavik, Iceland
July 17, 2000


/s/ Valdimar Gudnason                        /s/ Vignir R. Gislason
---------------------                        ----------------------
Valdimar Gudnason                            Vignir R. Gislason